UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor
Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2009, a limited liability company in which Colony Financial, Inc. (the “Company”) is a minority member, together with certain investment funds managed by Colony Capital, LLC (such limited liability company, “Colony Investor LLC”), entered into an equity commitment letter (the “Equity Commitment Letter”) with Sequoia Acquisition, Inc. (“Buyer”) pursuant to which Colony Investor LLC committed to acquire an interest in Buyer in connection with Buyer’s purchase of First Republic Bank (the “Transaction”) from Merrill Lynch Bank & Trust Company, a subsidiary of Bank of America Corporation (“Seller”). Colony Investor LLC’s commitment, together with additional amounts from General Atlantic LLC and a number of other investors (together with Colony Investor LLC, the “Investors” and each of the Investors, an “Investor”), is intended to provide sufficient financing for Buyer’s payment obligations to consummate the Transaction. In connection with the Transaction, the Company will contribute $24.0 million as part of Colony Investor LLC’s commitment under the Equity Commitment Letter. Colony Investor LLC’s commitment under the Equity Commitment Letter is subject to, among other things, the successful closing of the Transaction. The Company’s percentage ownership interest in Buyer will be dependent on the final capitalization of the Transaction. The Transaction, which is expected to close in the second quarter of 2010, is subject to regulatory approval and the satisfaction of other customary conditions precedent set forth in the purchase and sale agreement related to the Transaction between Buyer and Seller.

Along with the other Investors, Colony Investor LLC and its constituent members, including the Company, delivered a limited guaranty (the “Limited Guaranty”) in favor of Seller pursuant to which (i) Colony Investor LLC guaranteed to (a) pay Seller’s damages if it fails to fund its commitment pursuant to the Equity Commitment Letter and (b) pay its share of liquidated damages due to Seller if the closing of the Transaction does not occur due to the default by one or more of the other Investors, and (ii) the Company has guaranteed its portion of Colony Investor LLC’s obligations if and when payable pursuant to the terms of the Limited Guaranty. In any event that the Company is required to pay its portion of Colony Investor LLC’s obligations under the Limited Guaranty, the Company’s aggregate liability would be capped at $24.0 million.

The foregoing description of the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Guaranty, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2009	COLONY FINANCIAL, INC.

	By:	/s/ DARREN J. TANGEN
Darren J. Tangen Chief Financial Officer and Treasurer

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